OCTOBER 2000

RE:      AETNA VARIABLE FUNDS PROXY

DEAR AETNA CUSTOMER:

According to our records, you own an interest in one or more of the funds(1) listed below through multiple accounts registered in your name.

              AETNA GET FUND                 AETNA VARIABLE PORTFOLIOS, INC.
         Aetna GET Fund, Series C                    Aetna Growth VP
         Aetna GET Fund, Series D                 Aetna International VP
         Aetna GET Fund, Series E                 Aetna Small Company VP
         Aetna GET Fund, Series G               Aetna Value Opportunity VP
         Aetna GET Fund, Series H                  Aetna Technology VP
         Aetna GET Fund, Series I             Aetna Index Plus Large Cap VP
         Aetna GET Fund, Series J              Aetna Index Plus Mid Cap VP
         Aetna GET Fund, Series K             Aetna Index Plus Small Cap VP

         AETNA BALANCED VP, INC.            AETNA GENERATION PORTFOLIOS, INC.
                                                     Aetna Ascent VP
     Aetna Variable Encore Fund d/b/a              Aetna Crossroads VP
          AETNA MONEY MARKET VP                      Aetna Legacy VP

        Aetna Income Shares d/b/a               Aetna Variable Fund d/b/a
              AETNA BOND VP                          AETNA GROWTH AND
                                                        INCOME VP

These funds are currently the subject of a proxy solicitation. Enclosed you will find a proxy statement, as well as ONE authorization card. Although you may have an interest in each fund through one or more accounts, you are receiving a single proxy statement and authorization card. Please use the enclosed authorization card to direct the votes attributable to your interest in each Aetna Variable fund for all of the accounts registered in your name. EVERY VOTE IS IMPORTANT. PLEASE RETURN YOUR COMPLETED AUTHORIZATION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If you have questions regarding this proxy solicitation, please contact your local Aetna representative. IF YOU WOULD LIKE MORE DETAILED INFORMATION ABOUT THE SPECIFIC AETNA VARIABLE FUNDS OR THE NUMBER OF VOTES ATTRIBUTABLE TO THE ACCOUNTS REGISTERED IN YOUR NAME, PLEASE CONTACT SHEILA LITCHFIELD AT (860) 273-0494, OR SHARON MCGARRY AT (860) 273-8739.

[FN]
(1)  EACH IS A FUND, AND COLLECTIVELY REPRESENTS AETNA VARIABLE FUNDS.

       AETNA FINANCIAL SERVICES, 151 FARMINGTON AVE., HARTFORD, CT 06156

                                                                   PRIORITY MAIL
                                     ADDRESS SERVICE REQUESTED     U.S. POSTAGE
From:                                                                  PAID
PROXY TABULATOR                                                       PROXY
P.O. BOX 9132                                                        TABULATOR
HINGHAM, MA 02043-9132

                                                                   PRIORITY MAIL

        Please fold and detach card at perforation below before mailing.

AETNA LIFE INSURANCE AND ANNUITY COMPANY    THIS AUTHORIZATION CARD IS SOLICITED
AETNA INSURANCE COMPANY OF AMERICA          ON BEHALF OF THE BOARD OF EACH FUND.
AETNA VARIABLE FUNDS                     VARIABLE ANNUITY ACCOUNTS B, C, D and I
                                                  VARIABLE LIFE ACCOUNTS B and C

IF THIS AUTHORIZATION CARD IS PROPERLY EXECUTED AND RETURNED, YOUR INTEREST WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU, THE UNDERSIGNED CONTRACT HOLDER UNDER A VARIABLE ANNUITY OR VARIABLE LIFE CONTRACT FUNDED BY A SEPARATE ACCOUNT OF EITHER AETNA LIFE INSURANCE AND ANNUITY COMPANY ("ALIAC") OR AETNA INSURANCE COMPANY OF AMERICA (COLLECTIVELY, "AETNA"). IF YOU DO NOT RETURN THIS
AUTHORIZATION CARD, AETNA WILL VOTE THE FUND SHARES ATTRIBUTABLE TO YOUR INTEREST IN EACH SEPARATE ACCOUNT (EXCEPT ACCOUNT D), FOR, AGAINST, OR ABSTAINING, IN THE SAME PROPORTION AS THE SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED FROM OTHER CONTRACT HOLDERS. ALIAC WILL ONLY VOTE THOSE SHARES OF EACH FUND ATTRIBUTABLE TO SEPARATE ACCOUNT D FOR WHICH IT RECEIVES INSTRUCTIONS. IF YOU RETURN THE AUTHORIZATION CARD BUT DO NOT MARK YOUR VOTING INSTRUCTIONS ON THE REVERSE SIDE, AETNA IS INSTRUCTED TO VOTE THE SEPARATE ACCOUNT INTEREST "FOR" THE PROPOSALS.

                                   Dated: _______________________________ , 2000

                                   Please sign exactly as name appears on this card. When the account is in the name of joint tenants, all should sign. When signing as administrator, trustee, plan sponsor or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized persons.


                                   ---------------------------------------------
                                   (Signature(s) of Contract Holder)
                                                        AETNA VARIABLE HOUSEHOLD

        Please fold and detach card at perforation below before mailing.

This authorization card is solicited in connection with the special meeting of the shareholders of each Fund to be held at 10:00 a.m., Eastern Time, on November 22, 2000, and at any adjournment or postponement thereof (the "Special Meeting"). Please refer to the Proxy Statement for a discussion of the matters to be voted upon at the Special Meeting. THIS AUTHORIZATION CARD, WHEN PROPERLY EXECUTED, DIRECTS AETNA TO VOTE THE INTEREST OF THE CONTRACT HOLDER(S) SIGNING ON THE REVERSE SIDE IN THE SHARES OF THE FUND(S) HELD IN THE SEPARATE ACCOUNT AT THE SPECIAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DIRECTED BELOW WITH RESPECT TO THE MATTERS DESCRIBED IN THE NOTICE AND
ACCOMPANYING PROXY STATEMENT FOR SAID MEETING AND REVOKES ALL PRIOR AUTHORIZATION CARDS.

Please vote by filling in the appropriate boxes below, as shown, using blue or black ink or dark pencil. Do not use red ink.

         Example:       [ ]  [box is filled in solidly]


THE BOARD OF EACH FUND RECOMMENDS THAT YOU VOTE "FOR" EACH PROPOSAL.            FOR          WITHHOLD        FOR ALL
                                                                                                             EXCEPT

1.   To elect 8 Board members to serve until their successors are               ______         ______         ______
     elected and qualified: Albert E. DePrince, Jr.  J. Scott Fox
     John Y. Kim           Corine T. Norgaard        Maria T. Fighetti
     David L. Grove        Sidney Koch               Richard G. Scheide
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
     NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NAME(S) OF THE
     NOMINEE(S) ON THE LINE BELOW.
                                                                                FOR          AGAINST         ABSTAIN
     ------------------------------------------------------------------
2.   To approve a new Investment Advisory Agreement between the Fund and        ______       ______          ______
     Aeltus Investment Management, Inc. ("Aeltus");
3.   (FOR CONTRACT HOLDERS WITH INTERESTS IN AETNA TECHNOLOGY VP ONLY)          ______       ______          ______
     To approve a new Subadvisory Agreement among Aetna Technology VP,
     Aeltus and Elijah Asset Management, LLC;
4.   (FOR CONTRACT HOLDERS WITH INTERESTS IN AETNA VARIABLE ENCORE FUND         ______       ______          ______
     D/B/A AETNA MONEY MARKET VP, AETNA INCOME SHARES D/B/A AETNA BOND VP,
     AETNA VARIABLE  FUND D/B/A AETNA GROWTH AND INCOME VP AND THE SERIES
     OF AETNA GET FUND ONLY) To approve an amendment to the Fund's
     Declaration of Trust; and
5.   To ratify the selection of KPMG LLP as independent  auditors for the fiscal year ending December 31, 2001.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS
INCLUDING  ANY  ADJOURNMENT  OF THE  MEETING,  AS MAY  PROPERLY  COME BEFORE THE
MEETING.


AETNA VARIABLE HOUSEHOLD